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                                                                   EXHIBIT 10.8

                              CONSULTING AGREEMENT

      This CONSULTING AGREEMENT ("Agreement") is entered into as of this 5th day of August, 2002 by and between PSYCHIATRIC SOLUTIONS, INC., a Delaware corporation (the "Company"), and ALLEN TEPPER (the "Consultant").

      In consideration of the mutual covenants contained in this Agreement, the parties hereby agree as follows:

                                    SECTION I
                             INDEPENDENT CONTRACTOR

      Consultant will be an independent contractor of the Company. It is the express intent of Consultant and Company that no employee-employer relationship between Consultant and Company arises from this Agreement.

                                   SECTION II
                          POSITION AND RESPONSIBILITIES

      During the Consulting Period (as defined below), the Consultant agrees to serve as a consultant to the Company"s subsidiary, Collaborative Care Corporation. The Consultant will report to the Chief Operating Officer of the Company.

                                   SECTION III
                                TERMS AND DUTIES

      A. Consulting Period. The Consultant's duties under this Agreement shall be for a period of One (1) year, commencing August 5, 2002, and continuing through August 4, 2003 ("Consulting Period").

      B. Duties. During the Consulting Period, the Consultant shall serve as the Company's representative on the board of directors of the Mental Health Cooperative.

                                   SECTION IV
                            COMPENSATION AND BENEFITS

      A. Compensation. For all services rendered by the Consultant in any capacity during the Consulting Period, the Company shall pay the Consultant an annual base salary of Sixty-Seven Thousand Two Hundred Dollars ($67,200) ("Base Salary"). Base Salary shall be payable according to the customary payroll practices of the Company but in no event less frequently than once each month.

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                                    SECTION V
                                BUSINESS EXPENSES

      The Company will reimburse the Consultant for all reasonable travel and other expenses incurred by the Consultant in connection with the performance of his duties and obligations under this Agreement.

                                   SECTION VI
                                      DEATH

      In the event of the death of the Consultant during the Consulting Period, the Company"s obligation to make payments under this Agreement shall cease as of the date of death, except for earned but unpaid Base Salary.

                                   SECTION VII
                       EFFECT OF TERMINATION OF AGREEMENT

      A. The Company may, at any time upon thirty (30) days prior written notice, terminate this Agreement without cause. In the event this Agreement is terminated without cause, the Company's sole obligation to Consultant shall be to pay Consultant the amount of Base Salary that would have been due to Consultant during the remaining term of this Agreement.

      B. If this Agreement terminates due to a Termination for Cause, earned but unpaid Base Salary will be paid to Consultant. No other payments will be made by the Company.

      C. For this Agreement, "Termination for Cause" means termination of the Agreement by the Company acting in good faith by written notice to the Consultant specifying the event relied upon for such termination, due to the Consultant's serious, willful misconduct with respect to his duties under this Agreement, including but not limited to conviction for a felony, misdemeanor involving moral turpitude or perpetration of a common law fraud, in each case which has resulted or is likely to result in material economic damage to the Company. Termination without cause means termination of the Agreement by the Company other than due to death or Termination for Cause.

                                  SECTION VIII
                      OTHER DUTIES OF THE CONSULTANT DURING
                         AND AFTER THE CONSULTING PERIOD

      A. The Consultant will, with reasonable notice during or after the Consulting Period, furnish information as may be in his possession and cooperate with the Company as may reasonably be requested in connection with the transition of the Company following the Company's merger with PMR Corporation.

      B. The Consultant recognizes and acknowledges that all information pertaining to the affairs, business, clients, customers or other relationships of the Company, as hereinafter defined, is confidential and is a unique and valuable asset of the Company. Access to and knowledge of this

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information are essential to the performance of the Consultant"s duties under this Agreement. The Consultant will not during the Consulting Period or after except to the extent reasonably necessary in performance of the duties under this Agreement, give to any person, firm, association, corporation or governmental agency any information concerning the affairs, business, clients, customers or other relationships of the Company, except as required by law. The Consultant will not make use of this type of information for his own purposes or for the benefit of any person or organization other than the Company. The Consultant will also use his best efforts to prevent the disclosure of this information by others. All records, memoranda, etc. relating to the business of the Company, whether made by the Consultant or otherwise coming into his possession, are confidential and will remain the property of the Company.

      C. During the Consulting Period and for a twelve (12) month period following termination of the Consulting Period, the Consultant will not, without the express written consent of the Company, directly or indirectly, engage in any activity which is, or participate or invest in, or provide or facilitate the provision of financing to, or assist (whether as owner, shareholder, member, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity), any business, organization or person other than the Company (or any subsidiary or affiliate of the Company) whose business, activities, products or services (collectively, "Business Activities") are competitive with any of the Business Activities conducted or offered by Collaborative Care Corporation or its successors as such Business Activities are conducted or offered immediately following the termination of the Consulting Period. For a twelve
(12) month period after termination of the Consulting Period for any reason, the Consultant will not directly or indirectly hire any employee of the Company (or any subsidiary or affiliate of the Company) or solicit or encourage any such employee to leave the employ of the Company (or any subsidiary or affiliate of the Company).

      D. The Consultant acknowledges that his breach or threatened or attempted breach of any provision of Section VIII would cause irreparable harm to the Company not compensable in monetary damages and that the Company shall be entitled, in addition to all other applicable remedies, to a temporary and permanent injunction and a decree for specific performance of the terms of
Section VIII without being required to prove damages or furnish any bond or other security.

                                   SECTION IX
                           EFFECTIVE PRIOR AGREEMENTS

      This Agreement contains the entire understanding between the Company and the Consultant with respect to the subject matter and supersedes any prior employment or severance agreements between the Company and its affiliates, and the Consultant. Consultant agrees that he is not entitled to any further compensation, bonus, severance payments, options, or anything of value from the Company or any of its affiliates as a result of any employment or severance agreement or otherwise.

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                                    SECTION X
                                  MODIFICATION

      This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived, except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

                                   SECTION XI
                                  GOVERNING LAW

      This Agreement has been executed and delivered in the State of Tennessee and its validity, interpretation, performance and enforcement shall be governed by the laws of that state.

                                   SECTION XII
                                     NOTICES

      All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid by registered mail, return receipt requested, or when delivered if by hand, overnight delivery service or confirmed facsimile transmission, to the following:

            (a) If to the Company, at 113 Seaboard Lane, Suite C-100, Franklin, Tennessee 37067, Attention: Chief Executive Officer, or at such other address as may have been furnished to the Consultant by the Company in writing, copy to Lee Dilworth, Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238; or

            (b) If to the Consultant, at 13721 Condesa Drive, Del Mar, CA 92014, or such other address as may have been furnished to the Company by the Consultant in writing.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                           COMPANY:

                           PSYCHIATRIC SOLUTIONS, INC.


                           By: /s/ Joey Jacobs
                               -------------------------------------------------
                               Joey A. Jacobs,
                               President & Chief Executive Officer

                           CONSULTANT:
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                           /s/ Allen Tepper
                           -----------------------------------------------------
                           Allen Tepper